Exhibit 8.1
Attorneys at Law
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-0700
212.704.6000 telephone
troutmansanders.com
May 25, 2011
BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
Ladies and Gentlemen:
     We have acted as counsel to BlueLinx Holdings Inc., a Delaware corporation (the “Company”), in connection with the issuance by the Company to its shareholders of transferable subscription rights (the “Rights”) entitling the holders thereof to purchase up to $60,000,000 of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”) (collectively, the “Rights Offering”). The Company has filed a Registration Statement on Form S-1, as amended (File No. 333-173722) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to effect the registration of the Rights and the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to the holders of record of the Company’s Common Stock as of the record date for the distribution of the Rights, in connection with the Rights Offering. The Rights and the Shares are collectively referred to herein as the “Securities.” This opinion is furnished to you at your request in accordance with the requirements of Item 601(b)(8) of Regulation S-K promulgated under the Securities Act.
     For purposes of this opinion letter, we have examined and relied upon the following documents:
     1. A copy of the Prospectus;
     2. A copy of the Registration Statement; and
     3. Such other additional instruments and documents, representations of the Company and of certain other persons, and such matters of law, all as we have deemed necessary or appropriate for purposes of this opinion.
     In our examination, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the capacity of each person executing a document to so act. For purposes of the opinions contained herein, we have assumed, with your consent, the following:
ATLANTA    CHICAGO    HONG KONG    NEW YORK    NEWARK    NORFOLK    ORANGE COUNTY    PORTLAND
RALEIGH    RICHMOND    SAN DIEGO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

BlueLinx Holdings Inc
May 25, 2011

•	that the documents shown to us are true, correct and complete and we have been shown all modifications to such documents;
•	that the documents shown to us as certified or photocopies of original documents conform to the original documents;
•	that the documents listed above that have been reviewed in proposed or draft form will be executed in substantially the same form as the documents that we have reviewed; and
•	that all of the representations, factual assumptions and statements set forth in the documents listed above, have been and will be performed or satisfied in accordance with their terms.
     Our opinions are based upon the facts described in the Registration Statement and upon facts as they have been represented to us or determined by us as of this date. Any inaccuracies in or alterations of such facts may adversely affect our opinions. Further, our opinions are based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated or proposed under the Code, administrative pronouncements of the Internal Revenue Service (the “Service”), and judicial decisions, all as in effect as of the date hereof. Additionally, our opinion is not binding on the Service or any court, and there can be no assurance that contrary positions may not be taken by the Service.
     Accordingly, we are of the opinion that the statements in the Registration Statement set forth under the caption “Material U.S. Federal Income Tax Consequences,” to the extent such statements constitute matters of federal income tax law, or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.
     The foregoing opinion is limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it speaks only as of the date hereof. Except as provided in the next paragraph, this opinion letter may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

BlueLinx Holdings Inc
May 25, 2011

     We consent to the references to this firm in the Prospectus filed with the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement in which the Prospectus is included. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Very truly yours,
/s/ Troutman Sanders LLP